Exhibit 23.1




            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-120139) of USA Technologies, Inc. of our report dated September 10, 2004, with respect to the consolidated financial statements and schedule of USA Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2005.


                                                        /s/ Ernst & Young LLP

Philadelphia, PA
September 27, 2005